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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-80230 filed on June 15, 1994 and No. 333-32569 filed on July 31, 1997, each on Form S-8, Amendment No. 2 to No. 33-84658 filed on March 30, 1995, Amendment No. 1 to No. 33-84536 filed on March 30, 1995, Amendment No. 1 to No. 333-24637 filed on April 14, 1997, and No. 333-25637 filed on April 22, 1997, each on Form S-3, of Camden Property Trust of our report dated January 16, 1998, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 1997.


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    DELOITTE & TOUCHE LLP

Houston, Texas
February 2, 1998